Exhibit 10.1
NINTH AMENDMENT TO CREDIT AGREEMENT
     This NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 1, 2010, among GASCO ENERGY, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of March 29, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders desire to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1 effective as of the date Borrower satisfies the conditions set forth in Section 2 of this Amendment.
     1.1 Amended Definitions. The following definition in Section 1.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     “Applicable Rate” means, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Ninth Amendment to Credit Agreement	Page 1

Unused
	Eurodollar	ABR	Commitment Fee
Borrowing Base Usage	Spread	Spread	Rate
≥ 90%	375 b.p.	275 b.p.	50 b.p.
≥ 75% and < 90%	325 b.p.	225 b.p.	50 b.p.
≥ 50% and < 75%	300 b.p.	200 b.p.	50 b.p.
< 50%	275 b.p.	175 b.p.	50 b.p.
; provided, that if the Borrowing Base is greater than $16,000,000 on March 1, 2010, then effective on and after such date the applicable rates per annum set forth in the table above under each of the captions “Eurodollar Spread” and “ABR Spread” will automatically increase by 25 basis points.
     Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.
     1.2 Additional Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by adding each of the following definitions in the correct alphabetical order:
     “Gathering System Properties” means that certain gathering system located in Utah in the Counties of Duchesne and Uintah, and more fully described in the asset purchase or similar agreement, in form and substance acceptable to the Administrative Agent, providing for the Borrower’s sale of such system.
     “Ninth Amendment Effective Date” means February 1, 2010.
     “Rocovich Properties” means an undivided, proportionately reduced 24.75% interest in Borrower’s interest in certain Oil and Gas Interests more fully described in the Conversion of Net Profits Interest Agreement dated as of October 1, 2009, by and between Borrower, MBG, LLC and MBGV Partition, LLC, in form and substance acceptable to the Administrative Agent.
     “Salt Water Disposal Properties” means those certain salt water disposal facilities commonly known as the Desert Spring State Evaporative Facility and the Eight Mile Flat Evaporative Facility located in Uintah County, Utah and more fully described in the asset purchase or similar agreement, in form and substance acceptable to the Administrative Agent, providing for the Borrower’s sale of such facilities.
     1.3 Mandatory Prepayment of Loans. Clause (a) of Section 2.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Ninth Amendment to Credit Agreement	Page 2

     (a) Except as otherwise provided in Section 2.10(b), in the event a Borrowing Base Deficiency exists, the Borrower shall, within thirty (30) days after written notice from the Administrative Agent to the Borrower of such Borrowing Base Deficiency, notify the Administrative Agent which of the following actions it will take to eliminate such Borrowing Base Deficiency and within sixty (60) days (or in the case of a Borrowing Base Deficiency arising from or related to any Borrowing Base reduction required pursuant to Section 3.05(b), within thirty (30) days) after such notice from the Administrative Agent (a) by instruments satisfactory in form and substance to the Required Lenders, provide the Lenders with additional security consisting of Oil and Gas Interests with value and quality satisfactory to the Lenders in their sole discretion to eliminate such Borrowing Base Deficiency, (b) prepay, without premium or penalty, the principal amount of the Loans in an amount sufficient to eliminate such Borrowing Base Deficiency or (c) by a combination of such additional security and such prepayment eliminate such Borrowing Base Deficiency.
     1.4 Mandatory and Optional Borrowing Base Reductions. The following shall be and it hereby is added to the Credit Agreement as Section 3.05:
     Section 3.05. Mandatory and Optional Borrowing Base Reductions.
     (a) Upon the consummation of the sale of the properties listed in the table below prior to April 1, 2010 and in accordance with Section 7.03(a)(viii), the Borrowing Base then in effect shall be reduced by the amount set forth opposite such properties until the next Redetermination of the Borrowing Base thereafter (but subject to further reduction pursuant to this Section 3.05):

Properties Sold	Borrowing Base Reduction
Gathering System Properties	$15,000,000
Salt Water Disposal Properties	$2,750,000
Rocovich Properties	$1,250,000
     (b) Notwithstanding whether the reductions to the Borrowing Base pursuant to Section 3.05(a) occur, on April 1, 2010 the Borrowing Base shall be $16,000,000 until the next Redetermination of the Borrowing Base thereafter, but subject to further reduction pursuant to this Section 3.05.
     (c) The Borrower may at any time provide written notice to the Administrative Agent of its election to reduce the Borrowing Base and the Borrowing Base shall be reduced by the amount provided in such notice until the next Redetermination of the Borrowing Base thereafter; provided, that (i) such reduction shall not be effective until the Borrower shall have prepaid the Loans in

Ninth Amendment to Credit Agreement	Page 3

accordance with Section 2.09 in the amount required to reduce the Aggregate Credit Exposure to an amount less than or equal to the amount of the reduced Borrowing Base provided in such notice and (ii) each reduction of the Borrowing Base pursuant to this Section 3.05(c) shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.
     1.5 Sale of Certain Properties. Section 7.03(a) of the Credit Agreement shall be and it hereby is amended by removing the “and” at the end of clause (vi), and by adding the following after clause (vii):
and (viii) the Borrower may sell the Gathering System Properties, the Salt Water Disposal Properties and the Rocovich Properties and promptly after the consummation of each such sale the Administrative Agent shall deliver to the Borrower documents releasing the Liens of the Lenders on the applicable properties; provided that, with respect to this clause (viii), (A) each such sale is consummated in accordance with an asset purchase or similar agreement in form and substance acceptable to the Administrative Agent, without any waiver or amendment of any material term thereof not otherwise consented to by the Administrative Agent, (B) the gross proceeds received by the Borrower upon consummation of the sale of (I) the Gathering System Properties shall not be less than $18,500,000, (II) the Salt Water Disposal Properties shall not be less than $4,500,000 and (III) the Rocovich Properties shall not be less than $1,250,000, and (C) upon the consummation of the sale of (I) the Gathering System Properties, the Borrower shall cause cash proceeds of such sale in an amount equal to $15,000,000 to be delivered directly to the Administrative Agent, (II) the Salt Water Disposal Properties, the Borrower shall cause cash proceeds of such sale in an amount equal to $2,750,000 to be delivered directly to the Administrative Agent and (III) the Rocovich Properties, the Borrower shall cause cash proceeds of such sale in an amount equal to $1,250,000 to be delivered directly to the Administrative Agent, in each case, for application to the Obligations in accordance with Section 2.10.
     1.6 Event of Default. Article IX of the Credit Agreement shall be and it hereby is amended by removing the “or” at the end of clause (n), replacing the “.” at the end of clause (o) with “; or”, and by adding the following as clause (p):
     (p) the Gathering System Properties, the Salt Water Disposal Properties or the Rocovich Propeties are not sold in accordance with Section 7.03(a)(viii) prior to April 1, 2010.
SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.
     2.1 Execution and Delivery. Each Credit Party, the Lenders and the Administrative Agent shall have executed and delivered this Amendment and any other required document, all in form and substance satisfactory to Administrative Agent.

Ninth Amendment to Credit Agreement	Page 4

     2.2 No Default. No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.
     2.3 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 3. Representations and Warranties of the Credit Parties. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
     3.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case, such representations and warranties are true and correct as of such earlier date).
     3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Liens permitted under Section 7.02 of the Credit Agreement.
     3.3 Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
     3.4 No Default. As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.
SECTION 4. Miscellaneous.
     4.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

Ninth Amendment to Credit Agreement	Page 5

     4.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     4.3 Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     4.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     4.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
     4.7 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.
[Signature pages follow]

Ninth Amendment to Credit Agreement	Page 6

     IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWER: GASCO ENERGY, INC.
By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

GUARANTORS: GASCO PRODUCTION COMPANY
By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

RIVERBEND GAS GATHERING, LLC
By:	Gasco Energy, Inc. Its Managing Member

By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

MYTON OILFIELD RENTALS, LLC
By:	Gasco Energy, Inc. Its Managing Member

By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

Ninth Amendment to Credit Agreement — Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent,
By:	/s/ John Runger
	Name:	John Runger
	Title:	Managing Director

Ninth Amendment to Credit Agreement — Signature Page

GUARANTY BANK AND TRUST COMPANY as a Lender
By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

Ninth Amendment to Credit Agreement — Signature Page